UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900
Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described below, Skyline Medical Inc., a Delaware corporation (the “Company”), has been communicating with The Nasdaq Stock Market LLC (“Nasdaq”) regarding an instance of non-compliance with certain corporate governance requirements of the Nasdaq Listing Rules. However, Nasdaq confirmed that the Company has regained compliance with the rules, and the matter is now closed.

In July 2017, it was brought to the Company’s attention that it may have failed to obtain valid shareholder approval at its July 2016 annual meeting for a proposal to amend the Company’s Amended and Restated 2012 Stock Option Plan (the “Plan”) to increase the Plan’s share reserve. The Company investigated and determined that the Plan amendment was not properly approved in accordance with the Company’s bylaws, because the sum of the abstentions and “no” votes on the proposal exceeded the number of “yes” votes.

Since the annual meeting in July 2016, the Company issued, in the aggregate, 2,539,060 options under the Plan. Of these, 2,513,728 options were inadvertently issued in excess of the number of shares authorized under the Plan, because of the shareholder approval issue that was subsequently discovered. On July 27, 2017, the Company voluntarily reported to Nasdaq that these option grants were potentially made in violation of Nasdaq’s shareholder approval rules under Listing Rule 5635(c) (the “Rule”).

On July 31, 2017, Nasdaq staff notified the Company that Nasdaq had determined that the Company violated the Rule and sought additional information about the Company’s plan to regain compliance. The Company subsequently confirmed to the Nasdaq staff that the Company entered into option amendment agreements (the “Amendments”) with the holders of the 2,513,728 options. Pursuant to the Amendments, the holders of these options have agreed not to exercise the options until the requisite shareholder approval is obtained to increase the number of authorized shares under the Plan.

On September 7, 2017, the Company received a letter from Nasdaq confirming that, due to having procured the Amendments from such option holders, the Company had regained compliance with the Rule and that, subject to certain disclosure requirements, the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

skyline medical inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date:  September 7, 2017